Exhibit 10.2

LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease") is made this October 2, 2017, between Trapp Road Limited Liability Company, a Minnesota limited liability company ("Landlord"), with an address at 4825 West 94th Street, Bloomington, MN 55437 and Dynatronics Corporation ("Tenant"), with an address at 7030 Park Centre Dr, Salt Lake City, UT 84121.

For good and valuable consideration, the receipt and sufficiency of which each party hereby acknowledges, the parties agree as follows:

ARTICLE ONE

1.1. Grant; Premises.  In consideration of the full and timely performance by Tenant of all the terms, conditions and covenants of this Lease by it to be kept and performed, including timely payment of all base rent and additional rent hereunder, Landlord does hereby grant, demise and let unto Tenant, and Tenant does hereby hire and take from Landlord, the real property located at 1200 Trapp Road in the City of Eagan, Minnesota, including all hereditaments and appurtenances pertaining thereto, together with all buildings, structures, fixtures and other improvements located thereon (the "Premises") which are legally described on the attached Exhibit A.

1.2. Subject to Taxes and Landlord's Title.  The Premises are leased subject:  (a) to real estate taxes and installments of special assessments and interest thereon, due and payable in any lease year or partial lease year, and (b) to all title matters of public record, to public streets and highways, to any matters that an accurate survey or physical inspection of the Premises may show, and to all zoning, subdivision, building and similar rules, regulations and ordinances now in effect or hereafter enacted.

1.3. Site Leased "As Is".  Tenant acknowledges that Landlord has made no representations or warranties with respect to the condition of the Premises, and Tenant agrees that it has made its own investigation of the Premises.  Accordingly, Tenant takes the Premises in their present state and condition, "as is" and "where is," subject to all deficiencies, without any obligation on the part of Landlord to make any alterations, changes, improvements, repairs or replacements of any kind whatsoever.  Tenant's taking possession of the Premises shall be conclusive evidence that the Premises, including all fixtures, equipment and personal property thereon, were in good repair and working order, and in clean and tenantable condition, at the time possession was taken.  Landlord makes no covenants, representations or warranties as to the age, quantity or condition of the Premises, their value, their fitness for any specific purpose, or the title thereto (except as otherwise expressly stated in this Lease), and no such covenants, representations or warranties shall be implied.  Notwithstanding the foregoing, Tenant does not assume any liability for any environmental conditions existing in, on, or under the Premises prior to the term of this Lease.  Landlord hereby agrees to indemnify, defend, and hold harmless Tenant and its officers, directors, employees, shareholders, permitted assignees or sublessees, licensees or invitees from and against any and all claims, losses, liabilities, damages and expenses (including reasonable cleanup costs and attorneys' fees arising under this indemnity) which may arise directly or indirectly from any use or any spill, release or discharge of hazardous substances (as defined by federal or Minnesota law) in, on or under the Premises prior to the term of this Lease or which continues during any period Tenant remains in possession of the Premises.

1.4. Covenant for Quiet Environment.  Tenant shall and will, upon paying the rent, taxes, assessments and insurance premiums and any other additional rental payments herein provided to be paid by Tenant, and upon fully observing and performing the terms, conditions and covenants herein provided to be observed and performed by Tenant, quietly and peaceably hold and enjoy the Premises for and during the full term of the Lease, unless this Lease be sooner terminated as provided herein.

1.5. Net Lease.  Except as otherwise specifically provided herein, it is the intention and purpose of the parties that this Lease shall be a "net lease" to the Landlord.  Accordingly, except as otherwise provided herein, all costs or expenses of whatever character, nature or kind, general and special, ordinary and extraordinary, liquidated or contingent, foreseen or unforeseen, that may be necessary with respect to operation of the said Premises shall be paid by Tenant, provided however, such expenses shall not include any mortgage payments related to the Premises.  All provisions of this Lease relating to costs and expenses are to be construed in light of such intention and purpose to construe this Lease as a "net lease."  For the information of Tenant, attached hereto as Exhibit "B" is a list of all costs and expenses and the amounts thereof incurred with respect to the Premises during the past two (2) years.

ARTICLE TWO

2.1. Term.  Tenant shall have and hold the Premises for an initial term of three (3) years commencing on October 2, 2017 ("Commencement Date"), and extending until and including October 2, 2020 (the "Initial Term").  Tenant shall have no obligation to occupy the Premises during the third year of the Initial Term so long at it pays the annual Base Rent at the beginning of the third year of the Initial Term, and so long as Tenant continues to pay the taxes and insurance with respect to the Premises on a monthly basis during the third year of the Initial Term until Landlord enters into a new lease of the Premises. In such case, Landlord shall use reasonably diligent efforts to enter into a new lease of the Premises during such year.   If Tenant elects not to occupy the Premises during the third year of the Initial Term, the Lease shall terminate upon the payment of annual Base Rent, and neither party shall have any further obligation to each other under the Lease (except for payment of the taxes and insurance, as provided above, and except with respect to defaults, if any, existing at the time of such payment).   In the event such early termination option is not exercised, this Lease shall automatically renew for a successive two (2) year term (the "First Renewal Term")  unless Tenant provides written notice to Landlord of its intent not to renew this Lease at least one hundred eighty (180) days prior to the expiration of the Initial Term.  Additionally, the First Renewal Term (if any) will automatically renew for a successive two (2) year term (the "Second Renewal Term") unless Tenant provides written notice to Landlord of its intent not to extend the First Renewal Term at least one hundred eighty (180) days prior to the expiration of the First Renewal Term. The Initial Term and, if applicable, the First Renewal Term and the Second Renewal Term shall be referred to herein as the "Term."

2.2. Base Rent.  The annual base rent during the Term of this Lease shall be $600,000.00 per year, payable in monthly installments of $50,000.00.  If Tenant enters the First Renewal Term or the Second Renewal Term as described in the section 2.1, the annual base rent shall not increase.

2.3. Holding Over.  Should Tenant continue to occupy the Premises after the expiration of the Initial Term, or if applicable, the First Renewal Term or the Second Renewal Term (as applicable, the "Termination Date") or earlier termination of this Lease, whether with or without the consent of Landlord, such tenancy shall be on a month-to-month basis on the same terms as provided in this Lease.

2.4. Payment of Base Rent; Late Charge.  Tenant shall pay base rent to Landlord, without the necessity for demand on the first business day of each and every month during the term hereof at Landlord's address set forth in the caption of this Lease, or such other place as Landlord may from time to time designate in writing.  If base rent is not received by Landlord by the fifteenth (15th) day of the month in which due, a late charge equal to five percent (5%) of the amount due shall be assessed and be immediately due and payable.

2.5. Tenant to Surrender Premises in Good Condition.  Upon the Termination Date or earlier termination of the term of this Lease, Tenant shall at its own expense:  (a) remove from the Premises all moveable furnishings and other items of personal property and equipment; (b) repair any damage or injury, and make any necessary replacements, caused or necessitated by such removal; (c) remove, in compliance with law, any "hazardous substances" released by Tenant that may be present in, on or under the Premises; and (d) quit and deliver up the Premises to Landlord, peaceably and quietly, in as good order, condition and repair as the same were on the date this Lease commenced, or were thereafter placed in by Landlord, reasonable wear and tear, insured casualty and acts of God excepted.

ARTICLE THREE

3.1. Permitted Use.  Subject to all the terms and conditions of this Lease, Tenant shall use and occupy the Premises for office, warehouse, retail, light manufacturing and other lawful business purposes only.  Tenant shall not use or permit upon the Premises anything that might be dangerous to life or limb unless required with respect to the use permitted under the previous sentence.  Tenant shall not in any manner deface or injure the Premises or any part thereof, or overload the floors of the Premises. Tenant shall not do anything or permit anything to be done upon the Premises which would constitute a public or private nuisance or waste, or would tend unreasonably to disturb occupants of neighboring properties, or would cause structural injury to the improvements or cause the value or usefulness of the Premises or any part thereof to diminish in any material respect.

3.2. Compliance with Laws.  Tenant shall not use or occupy the Premises or permit the Premises to be used or occupied contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto or in a manner which would violate any certificate of occupancy affecting the same, or for illegal or immoral purposes.  Tenant shall observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including but not limited to zoning variances, special exemptions and nonconforming uses), privileges, franchises and concessions which are now applicable to the Premises, or which have been granted to or contracted for by Tenant or Landlord in connection with any existing or presently contemplated use of the Premises.

3.3. Permits and Approvals.  Tenant shall, at its sole cost and expense, procure any and all necessary permits, certificates, licenses or other authorizations required for its use of the Premises.  If the owner of the Premises is required by law to join in any such application, Landlord shall cooperate fully with Tenant in connection with such application, but at Tenant's cost.  To the extent Landlord has been operating the Premises without any necessary permits, certificates, licenses or other authorizations for Landlord's use of the Premises, and if any improvements are required to bring the Premises into compliance for the issuance of any necessary permits, certificates, licenses or other authorizations for Tenant's reasonable use of the Premises, Landlord or prior tenant shall pay for all expenses associated with such improvements.

ARTICLE FOUR

4.1. Tenant to Pay Taxes and Assessments.  As further consideration for this Lease, Tenant shall pay all taxes, charges and assessments of every kind and nature which shall be due and payable during the term of this Lease, including all installments of special assessments now or hereafter levied and interest thereon.  Provided, however, that regardless of the payment dates for real estate taxes due and payable in any initial and any final partial lease years, and any installments of special assessments and interest thereon payable therewith, such taxes and assessments shall be prorated between Landlord and Tenant on a daily basis to reflect the term of this Lease and any extension or renewal thereof, and any holdover tenancy.

Throughout the term of this Lease, unless waived in writing by Landlord, Tenant shall pay directly to the appropriate taxing authority, prior to the due date and shall provide Landlord evidence of the same, the total amount of real estate taxes and installments of special assessments and other assessment charges ("Taxes") due and payable during the lease year or partial lease year.

4.2. Personal Property Taxes.  Tenant shall pay all personal property taxes under any laws hereafter in force, levied against personal property of any kind or nature located on the Premises.

4.3. Time of Payment of Taxes and Receipts.  Subject to the provisions of Paragraph 4.1, Tenant shall pay all said Taxes in each and every instance as the same become due and payable and before any fine, penalty, interest or costs may be added thereto for non-payment, excepting only interest on deferred installments of special assessments.  Tenant shall deliver to Landlord receipts (or duplicate receipts) showing the full and prompt payment of all such Taxes within ten (10) days after written demand therefore from Landlord.

4.4. Tenant to Pay for Utilities.  Tenant shall fully and promptly pay when due all utility charges for all services furnished to or upon the Premises during the full term of this Lease and any holdover tenancy, including, without limitation, water, gas, electricity, sewage and disposal charges, and telephone tolls, and shall pay all installation, connection access, and hook-up charges for said services.  Under no circumstances shall an interruption of any or all of said utilities constitute a constructive eviction or be deemed a default by Landlord under this Lease.

ARTICLE FIVE

5.1. Maintenance; Indemnity.

(a) Tenant shall at all times during the lease term, and any extensions or renewals thereof, and any holdover tenancy, keep all nonstructural components of the Premises and all fixtures and equipment thereon or therein, including without limitation the interior walls, all plate glass and other equipment and fixtures, and each and every walkway, alley and passageway appurtenant or contiguous to the Premises, in good repair and safe and working condition, and in full compliance with all laws, ordinances and regulations then in force, making whatever repairs and replacement may from time to time be necessary under the circumstances. If any repairs are made to the Premises by Tenant that exceed $5,000, Tenant will notify Landlord to obtain their consent to the form and manner of repair to ensure Tenant meets its obligations under section 2.5.

(b) Notwithstanding subsection (a) above, Tenant shall not be required to perform any item of maintenance, repair, replacement to the currently existing heating, ventilating and air conditioning systems, plumbing systems, mechanical systems, electrical systems or other equipment of the Premises, which (i) would be classified as a "capital expense" or a "capital repair" under generally accepted accounting principles ("GAAP"); (ii) has a reasonably expected useful life as determined by GAAP in excess of the then remaining balance of the Initial Term (or applicable extension term); (iii) cost, in the aggregate with any other item(s) which are within the description of subsection (a) above, $20,000.00 or more in any year of the Term of this Lease; and (iv) are reasonably necessary and not due to Tenant's negligent actions or Tenant's failure to perform reasonable maintenance (hereinafter referred to as a "Qualified Capital Expense"). Landlord shall perform such Qualified Capital Expense, at its sole cost, but subject to reimbursement of Tenant's Share. For purposes hereof, "Tenant's Share" of the cost of the Qualified Capital Expense shall equal a fraction of the cost of the Qualified Capital Expense, with the numerator of such fraction being the portion of such useful life of the Qualified Capital Expense as determined by GAAP that will occur prior to the expiration of the Term of the Lease, and the denominator of such fraction being the useful life of the Qualified Capital Expense as determined by GAAP, and such Tenant's Share shall be paid on a monthly basis over the term of the Lease.  If Tenant extends the term of this Lease pursuant to Section 2.1, Tenant's Share shall be recalculated with respect to such extension term and Tenant shall pay Tenant's Share applicable to the extension term on a monthly basis during the extension term.

(c)                  Notwithstanding the foregoing, Landlord shall at all times during the lease term, and any extensions or renewals thereof, and any holdover tenancy, keep the roof of the building and the parking lot in good repair and safe and working condition, and in full compliance with all laws, ordinance and regulations then in force, making whatever repairs and replacement may from time to time be necessary under the circumstances (except to the extent of damage caused by Tenant or Tenant's guests, agents, contractors or employees).

5.2. Waiver of Liability.  Landlord shall not be liable to Tenant, or Tenant's agents, employees, customers, or invitees, for injury, death or property damage occurring in, on or about the Premises, except to the extent cause by Landlord or Landlord's agents, contractors or employees.  Tenant shall indemnify and hold Landlord harmless from and against any demand, claim, loss or damage, including costs and reasonable attorney's fees incurred by Landlord, arising out of any injury, death, property damage or other matter occurring in, on or about, or alleged to arise out of or in connection with the Premises, except to the extent caused by Landlord or Landlord's agents, contractors or employees.

5.3. General Liability and Related Insurance.  During the entire term of this Lease and any extensions or renewals thereof, and any holdover tenancy Tenant shall obtain and keep in full force and effect, at its sole cost and expense, a policy of comprehensive public liability insurance with respect to the Premises and the business of Tenant thereon, written by a responsible casualty or indemnity company authorized to do business in Minnesota, under which policy Landlord shall be named as an additional insured, and with coverage limits in the amount of Two Million Dollars ($2 million).  Prior to the commencement of its business at the Premises, Tenant shall furnish Landlord with said policy or with a certificate that said insurance is in effect, which shall state that Landlord will be notified in writing thirty (30) days prior to any cancellation, material change or renewal of said insurance.

5.4. Casualty Insurance.  Tenant shall keep all buildings, structures and other improvements constructed, erected or made upon the Premises, insured under an "all risk" form of fire insurance policy, with full extended coverage endorsements added, with coverage equal to the full replacement value of said buildings, structures and improvements.  In case of loss or damage from any of the hazards covered by said policy, Tenant shall be entitled to receive the insurance proceeds, but only to be used in repairing, restoring or rebuilding the building, structures and other improvements of the Premises to at least as good condition as they were in before such loss or damage, pursuant to Article VI; and the balance of said proceeds, if any, shall be the property of Landlord.

5.5. Worker's Compensation Insurance.  Tenant shall maintain at all times any worker's compensation insurance coverage as may be required by law and, upon request, shall present a certificate of such insurance to Landlord.

5.6. Waiver of Claims.  Landlord and Tenant hereby waive subrogation and any and all claims and causes of action against each other based on the destruction of or damage to the Premises or the contents thereof as a result of any cause covered by the insurance described in Paragraphs 5.3 and 5.4.

5.7.  Fire and Other Casualty.  In the event the Premises are damaged by fire or other casualty covered by insurance, Landlord agrees to promptly restore and repair the Premises, but only to the extent of proceeds received from insurance.  Notwithstanding the foregoing, in the event that the Premises are (i) in the reasonable opinion of Landlord, so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days after the date of such damage (or, if during the last year of the Initial Term or, if exercised, Renewal Term, within thirty (30) days after the date of such damage); or (ii) destroyed by a casualty which is not covered by insurance which is required to be carried and maintained under this Lease, then Landlord shall give written notice to Tenant of such determination (the "Determination Notice") within thirty (30) days of such casualty.  Either Landlord or Tenant may terminate and cancel this Lease by giving written notice to the other party within thirty (30) days after Tenant's receipt of the Determination Notice.  Upon the giving of such termination notice, all obligations hereunder with respect to periods from and after the date of such notice shall thereupon cease and terminate.  If no such termination notice is given, Landlord shall, to the extent of the available insurance proceeds received, promptly make such repair or restoration of the Premises to the approximate condition existing prior to such casualty.  Until the damage to the Premises is repaired, rent under this Lease shall abate to the extent Tenant is unable to use the Premises as contemplated by this Lease.
5.8. Termination for Failure to Rebuild.  If Landlord shall not commence to repair, restore or rebuild a damaged or destroyed building, structure, or other improvement in a commercially reasonable time, which shall not be more than 120 days from the damage, and complete the same as provided in Paragraph 5.8, then Tenant may terminate this Lease as provided herein and receive a reimbursement for any rent paid during such 120 day period, and if this Lease be terminated, any and all proceeds of the aforesaid fire insurance policy and the policy shall thereupon belong absolutely to Landlord.

ARTICLE SIX

6.1. Alterations.  Tenant may, at its sole cost and expense, expand, alter, remodel or enlarge any now or hereafter existing improvement, provided that it has first secured the written consent of Landlord to the plans and specifications therefore and further provided that any such work shall be in accordance with the provisions of Paragraph 6.2.  Any leasehold improvements made by Tenant, and any fixtures (except trade fixtures) installed on the Premises by Tenant, shall be the property of Landlord from and after the time of their construction or installation.

6.2. Construction Standards.  Any such work shall be constructed and installed according to the plans and specifications therefore, which plans and specifications shall have been prepared by Tenant's architect and approved in writing by Landlord.  In all of the foregoing construction and installation, Tenant shall be bound by and do all of the following:

(a)	Complete said construction and installation as rapidly as practical and pay for all labor performed and materials furnished, when due and payable;

(b)
Keep the Premises free and clear of all liens for labor performed and materials furnished, and defend, at its sole cost and expense, each and every lien asserted or filed against the Premises or any part thereof, and pay each and every judgment made or given against said Premises, or any part thereof, on account of any such lien;

(c)
Indemnify and save Landlord harmless from and against any and every claim, demand, action, cause of action, or charge, including reasonable attorneys' fees incurred by Landlord, arising out of or connected with or alleged to arise out of or to be connected with any act or omission of Tenant, or any agent, employee, contractor or sub-contractor in or about the Premises, or connected with the assertion or filing of any lien against said Premises; and

(d)
At Landlord's election, procure, or cause its general contractor to procure, before entering onto the Premises, and maintain in full force until all work is fully completed, a policy of indemnity insurance written by a casualty or indemnity company authorized to do business in Minnesota, indemnifying Landlord against all liability for injury arising out of, or in any way connected with, or alleged to arise out of or in any way be connected with any said work, with coverage limits for each occurrence of injury or property damage reasonably satisfactory to Landlord.  In connection with all said work on the Premises, Tenant or its contractors shall procure and maintain in force such workers' compensation or other insurance as may be required by the laws of Minnesota, fully protecting Landlord.  If Landlord elects, Landlord shall be named as an additional insured under said policies, and said policies, or certificates evidencing that such insurance is in effect, shall be delivered by Tenant to Landlord prior to any contractor's commencement of work on the Premises.  Said policies or certificates shall state that Landlord will be notified in writing thirty (30) days prior to any cancellation, material change or renewal of any such insurance.

6.3. Landlord's Consent.     Landlord may withhold or delay its consent to a proposed alteration, or the plans and specifications therefore, in its sole discretion.

ARTICLE SEVEN

7.1. No Assignment of Tenant's Interest.  Tenant shall not sell, assign or in any manner transfer this Lease or Tenant's interest hereunder, or sublet the Premises or any part thereof, or permit any license, franchise or concession thereon or therein, without the prior written consent of Landlord in each instance, which shall not be unreasonably withheld, conditioned or delayed.    Consent by Landlord to any sale, assignment, sublease, license, franchise, concession or other transfer shall not be a consent to any other of the same.  Notwithstanding anything herein to the contrary, Tenant may, without the necessity of obtaining Landlord's consent, sublease or assign this Lease to a subsidiary or wholly owned affiliate of Tenant, provided that Tenant furnishes prior written notice to Landlord of such sublease or assignment.

7.2. Landlord May Assign.  Landlord's right to assign this Lease or sell or convey the Premises, subject to this Lease, are and shall remain unqualified.  Upon any said assignment, sale or conveyance, Landlord shall thereupon be entirely freed of all obligations of the Landlord hereunder accruing thereafter and shall not be subject to any liability resulting from any act or omission or event occurring after said assignment, sale or conveyance.

7.3. Tenant to Place No Mortgage.  Tenant shall not at any time during the term of this Lease place, suffer or allow any mortgage, deed of trust or similar security instrument upon its leasehold interest created hereby, even though Landlord's title is superior to said mortgage, deed of trust or instrument, without the prior written consent of Landlord.

7.4. Landlord May Place Mortgage.  Landlord shall have the unrestricted right at any time during the full term of this Lease to place any mortgage, deed of trust or similar security instrument upon the Landlord's interest in the Premises.

7.5. Other Liens Prohibited.  Tenant shall not cause, suffer or acquiesce in the attachment of any other liens or encumbrances, including without limitation, any mechanic's or materialmen's liens, judgment liens, tax liens or liens for the cost of environmental remediation, to the Premises or the Landlord's or Tenant's interest therein.  Tenant shall so advise any contractor performing any work or providing any materials for Tenant in or with respect to the Premises. If any mechanic's, construction, or other lien is filed against the Premises or any part thereof for any reason whatsoever by reason of Tenant's acts or omissions or because of a claim against Tenant, then Tenant shall cause such lien to be canceled and discharged of record by bond or otherwise within ten (10) days after written request by Landlord.

ARTICLE EIGHT

8.1. Landlord May Pay Taxes, Liens, Etc.  In the event Tenant shall fail or neglect at the times and as herein provided to pay any tax, charge or assessment against the Premises, or to pay any lien or judgment against or affecting the Premises, or to provide and pay for any insurance, or to make any other payment which it is the obligation of Tenant to pay under the terms of this Lease, when due and payable, then in addition to all other remedies provided by this Lease or as now or hereafter provided by law, Landlord may, at its option, upon fifteen (15) days notice, pay any such judgment, tax, charge or assessment, or procure such insurance or pay the premiums therefor, and pay any other amount herein required to be paid by Tenant.  The amount or amounts so paid and interest thereon as hereinafter provided shall thereupon be immediately due and payable by Tenant to Landlord, as additional rent hereunder.

8.2. Tenant May Contest Taxes, Etc.  Tenant, however, shall not be required to pay, remove or discharge any tax, assessments, tax lien, or any materialmen's or mechanics' lien or judgment against the Premises so long as Tenant shall in good faith contest the same or the validity thereof by appropriate legal proceedings, and so long as Landlord's title and rights are not in any manner impaired or jeopardized thereby, provided Tenant deposits with Landlord sufficient funds or other security acceptable to Landlord to protect Landlord and the Premises.  Pending any such legal proceedings, Landlord shall not pay, remove or discharge the tax, assessment, tax lien, materialmen's or mechanics' lien or judgment thereby contested unless its title or rights are being impaired or jeopardized by such delay or by such contest, in which event Landlord may use any such deposits to pay and discharge the same.

8.3. Tenant to Furnish Receipts.  Upon demand by Landlord, Tenant shall promptly furnish to Landlord receipts or other satisfactory evidence showing that Tenant has fully and promptly paid and discharged all charges, premiums, or any other payments required to be made by Tenant under the terms of this Lease.

8.4. Landlord's Advances to Bear Interest.  Tenant will pay to Landlord interest at the rate of ten percent (10%) per annum, or the maximum rate allowed by law, whichever is lower, on every payment of every kind which Tenant is obligated to pay to Landlord under the terms of this Lease from the date when such payment shall become due and payable until the same is paid.

8.5. Landlord's Right to Enter Premises.  Landlord, and its authorized agents or attorney, shall have the right, but not be obligated to enter the Premises:  (a) at any time in an emergency, and (b) at other reasonable times upon 24 hours prior notice during normal business hours to inspect, and to make such repairs, improvements and/or alterations in and to the Premises as Landlord may reasonably deem necessary under the circumstances, and there shall be no abatement of rents or any liability on the part of Landlord for any inconvenience, annoyance, or injury to business resulting therefrom.

ARTICLE NINE

9.1. Condemnation.  In the event the Premises or any part thereof shall at any time during the term of this Lease be condemned and taken by right of eminent domain, the damages allowed therefor (whether or not the same be specifically apportioned by the Court or the Commissioner, or by any other body making or supervising such condemnation, and regardless of such apportionment, if any) shall be the sole property of Landlord, except that any separate award for damage to Tenant's leasehold interest or for relocation expenses or for Tenant's trade fixtures shall belong to Tenant.

9.2. Rent after Condemnation; Termination.  If the whole of the Premises be condemned and taken, rent hereunder shall cease from the time Tenant shall be deprived of possession of the Premises, and this Lease shall thereupon terminate and Landlord shall refund to Tenant any prepaid and unearned rent.  If a part, but not the whole, of the Premises be so taken or condemned, then this Lease and all of its provisions shall continue in full force and effect as to the remainder of the Premises not so taken, except that the base rental to be paid by Tenant may be adjusted as provided in Paragraph 9.3, if the provisions of said paragraph are applicable; provided, nonetheless, that in the event of a partial condemnation and taking which materially and substantially interferes with the operation of Tenant's business, Tenant shall have the right, by notice given to Landlord not later than 60 days following the date Tenant shall be deprived of possession of a portion of the Premises, to terminate this Lease, and upon the giving of such notice, this Lease shall terminate as of the date specified in the notice.  Any rents and other amounts and obligations due hereunder shall be apportioned as of said date.

9.3. Abatement after Material Taking.  In the event of a partial condemnation and taking which materially and substantially interferes with the operation of Tenant's business, and Tenant does not terminate this Lease as herein provided, basic rent for the Premises shall be equitably abated based upon the proportion of the entire Premises to the portion of the premises taken.

ARTICLE TEN

10.1. Default.  In the event Tenant shall violate, fail to perform or be in breach of:  (a) any covenant to pay base rent, additional rent, or any other amount due hereunder and for more than the later of (i) fifteen (15) days after the same is due, or (ii) five (5) days after written notice from Landlord, or (b) any other term, condition or covenant hereof and shall fail to cure the same within thirty (30) days after being given notice by Landlord, or such longer period as is reasonably required to cure such default, provided Tenant commences to cure such default within such thirty (30) period and diligently pursues such cure to completion, then Landlord may, without further notice to Tenant, either (i) re-enter the Premises and terminate Tenant's right to possession thereof, without terminating this Lease or (ii) re-enter the Premises and terminate both Tenant's right to possession thereof and this Lease.  Such re-entry may be effected without further notice to Tenant or judicial proceedings and upon such re-entry Landlord shall have the right to remove all persons and personal property from the Premises.  Landlord may, in its sole discretion, store any personal property so removed at the sole cost and expense of Tenant; provided that Landlord shall notify Tenant of the storage location.  Landlord's rights under this Article Ten are subject to the rights of Tenant under applicable law, including, without limitation, the duty of Landlord to act reasonably and in good faith to mitigate its damages.

10.2. Payment by Tenant Upon Re-entry.  Upon such re-entry, whether or not Landlord shall terminate this Lease, Tenant shall pay to Landlord upon demand (a) all base rent, additional rent and any other amount due to Landlord at the time of such re-entry, or such amounts to become due under this Lease, and for the performance of Tenant's other obligations under this Lease for the remainder of the term of this Lease (determined as if Landlord had not terminated this Lease) all of which shall not be relinquished or extinguished but shall continue in full force and effect and Landlord at any time may commence such one or more actions as it may deem necessary to collect any such sums due from or payable by Tenant under this Lease for such periods whether or not such payments are currently due and payable, and (b) all costs and expenses incurred by Landlord to effect such re-entry, including, without limitation, reasonable attorneys' fees, and costs to repair the Premises and remodel it for reletting (hereinafter "Re-entry Costs"). No such re-entry shall be deemed a termination of this Lease unless Landlord notifies Tenant that this Lease is terminated; and any such termination shall be effective only as of the date set forth in such notice.

10.3. Payment of Rent Upon Termination.  If Landlord, following such reentry, shall terminate this Lease by such notice, or if this Lease shall be terminated by the order or decree of any court of competent jurisdiction, Tenant shall pay the Landlord upon demand, in addition to the amounts set forth in (a) and (b) of the preceding paragraph hereof, base rent and additional rent for the period between such re-entry and such termination.

10.4. Reletting on Tenant's Behalf.  Following any re-entry, Landlord may, if it does not terminate this Lease, relet the Premises or any part thereof for the account of Tenant for such term or terms (whether longer or shorter than the unexpired initial or renewal terms of this Lease), at such rent and upon such conditions and covenants as may be reasonable under the circumstances..  Upon each such reletting, all rent received by Landlord shall be applied to the following obligations of Tenant to the extent not then satisfied:  first, to Re-entry Costs; second, to any costs and expenses incurred by Landlord in reletting the Premises or part thereof, including, without limitation, the costs of reasonable brokers' and attorneys' fees; third, to the payments of base rent, and other amounts due hereunder unpaid and due to Landlord at the time of such reletting; fourth, to any other unpaid amount then due from Tenant to Landlord; and the balance, if any, shall be held by Landlord and applied in payment of base rent, and other amounts Tenant is obligated to pay as the same shall become due hereunder.  If the rent received upon such reletting during any calendar month shall be less than the total of (a) base rent that would have been paid by Tenant for that month plus (b) other amounts due hereunder, Tenant shall pay the deficiency to Landlord, such deficiency being calculated and paid monthly.

10.5. No Election of Remedy.  No remedy provided to Landlord hereunder shall be deemed an exclusive remedy and the election by Landlord of any such remedy shall not bar Landlord from pursuing any other remedy, for damages or otherwise, whether available to Landlord hereunder or existing at law or in equity.

10.6. Landlord May Terminate Lease on Tenant's Bankruptcy, Etc.  In the event Tenant's interest under this Lease be assigned by operation of law, or in event of the bankruptcy, insolvency, voluntary or involuntary liquidation or winding up of the affairs of Tenant, or in event of any corporate reorganizations or arrangements under the bankruptcy or insolvency laws of the United States of any State involving the interest of Tenant hereunder, Landlord may, at its election, by thirty (30) days' written notice to Tenant, the trustee in bankruptcy, the receiver, or other legal representative in charge of the interest of Tenant hereunder, terminate and cancel this Lease.

ARTICLE ELEVEN

11.1. Subordination.  This Lease is subject and subordinate to the lien of any mortgage which may now or hereafter encumber the Premises.  In confirmation of such subordination, Tenant shall, at Landlord's request from time to time, promptly execute any certificate or other document requested by the holder of the mortgage.  Tenant agrees that in the event that any proceedings are brought for the foreclosure of any mortgage, Tenant shall immediately and automatically attorn to the purchaser at such foreclosure sale, as the landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure proceeding is prosecuted or completed.  Notwithstanding anything to the contrary in this Article Eleven, so long as Tenant is not in default under this Lease, this Lease shall remain in full force and effect and the holder of the Mortgage and any purchaser at foreclosure sale thereof shall not disturb Tenant's rights and/or possession hereunder.

11.2. Estoppel Certificates.  Tenant agrees at any time and from time to time, upon not less than five (5) business days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord or a party designated by Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications; (b) stating the dates to which the rent and other charges hereunder have been paid by Tenant; (c) stating whether or not Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default; and (d) such other matters relating to this Lease as may reasonably be requested.  Any such statement delivered pursuant thereto may be relied upon by Landlord, any prospective purchaser of the Premises, any mortgagee or prospective mortgagee of the Premises or of Landlord's interest, or any prospective assignee of any such mortgagee.

ARTICLE TWELVE

12.1. Notice.  All notices required or permitted hereunder shall be in writing and shall be deemed given when personally delivered to either Landlord or Tenant at, or when mailed first class, postage prepaid, registered or certified mail or sent via a nationally recognized overnight courier service to, the addresses specified in the caption of this Lease.  Either party may, by proper notice, change its address hereunder.  In the event Landlord or Tenant cannot be found at its said address, or at its then current address hereunder, notice shall be deemed given when mailed or sent by overnight courier service in the aforesaid manner to its last known address, or in the case of Tenant, when personally delivered to an officer of Tenant or its manager at the Premises.

12.2. Time is of Essence.  Whenever any payment is to be made under this Lease by Tenant at or within a specified time, or whenever any act is to be done under this Lease by either party at or within a stated time, time is of the essence.

12.3. No Recording.  Neither party shall record this Lease without the prior written consent of the other.

12.4. Captions.  The captions and headings herein are for convenience and reference only and do not limit or construe the provisions hereof.

12.5. Severability.  If any term, condition, covenant, agreement or provision of this Lease, or the application thereof to any circumstance shall, to any extent, be held by a court of competent jurisdiction or by any authorized governmental authority to be invalid, void or unenforceable, the remainder of this Lease shall not be affected by such holding, and the remaining terms, conditions, covenants, agreements and provisions hereof shall continue in and be accorded full force and effect.

12.6. Entire Agreement.  This Lease represents the entire agreement between the parties hereto with respect to the Premises, and there are no agreements, understandings or undertakings relating to said subject matter except as set forth herein, and all prior negotiations and writings between the parties and their representatives, attorneys, brokers and agents are superseded hereby and thereby.

12.7. Modifications.  This Lease may not be amended, modified or supplemented except by a writing, executed by the party against whom such amendment, modification or supplement is sought to be enforced.

12.8. No Continuing Waiver.  No waiver of any term, condition, covenant or remedy hereunder or delay in the enforcement of any remedy hereunder in any one instance shall be deemed to be a waiver of any other term, condition, covenant or remedy in such instance or of such waived or delayed term, condition, covenant or remedy in any other instance.

12.9. Binding.  All of the terms, conditions, covenants, agreements and provisions of this Lease shall be construed as covenants running with the land and shall inure to the benefit of and be binding upon the parties hereto and upon their respective personal representatives, heirs, successors and permitted assigns.

12.10. Attorneys' Fees.  In the event Landlord brings any action to enforce Tenant's obligations to pay base or additional rent or any other sum due and payable hereunder, Landlord shall be entitled to an award of all its costs and reasonable attorneys' fees.  In the event any action is brought by Landlord or Tenant to enforce any other provision of this Lease, the prevailing party shall be entitled to an award of its costs and reasonable attorney's fees.

12.11. Partial Payments.  Landlord may accept and negotiate any partial payments of base rent, additional rent, or other charges or reimbursements due from Tenant under this Lease without the same constituting accord and satisfaction or the cure of any default hereunder (except a cure to the extent of such partial payment).

12.12. Governing Law; Forum Selection.  Landlord and Tenant agree that any and all disputes arising from this contractual relationship shall be governed by Minnesota law, and shall be decided solely and exclusively by State or Federal courts located in or near Minneapolis, Minnesota.

IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first above written.

LANDLORD:	TENANT:

Trapp Road Limited Liability Company	Dynatronics Corporation

By: /s/ Jason Anderson	By: /s/ Kelvyn H. Cullimore, Jr.
Its: Treasurer	Kelvyn H. Cullimore, Jr., President

EXHIBIT A

Legal Description

The property is located at 1200 Trapp Road in Eagan.  It is a one and two story single tenant office/warehouse/light manufacturing facility located on the northeast side of Eagan near interstate #494 and Interstate #35E.

Legal Description:

The real property is located in Dakota County, State of Minnesota, as more particularly described as follows:

Lots 1, 2, 3, 35, 36, Block 2, Eagandale Center Industrial Park, according to the official plat thereof on record with the Dakota County Recorder's Office, State of Minnesota.

Lot 4, Block 2, except for the West 78.18 feet, Eagandale Center Industrial Park, according to the official plat thereof on record with the Dakota County Recorder's Office, State of Minnesota.

EXHIBIT B

Premises Costs and Expenses for the Period
 August 1, 2015 to July 30, 2017